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                                                                   EXHIBIT 10.46

                  TRANSITION SERVICES AND FACILITIES AGREEMENT

         TRANSITION SERVICES AND FACILITIES AGREEMENT (this "Agreement") dated as of March 3, 1997 by and between AccuMed International, Inc., a Delaware corporation ("AccuMed"), and Difco Laboratories Incorporated, a Michigan corporation ("Difco").

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of the date hereof between AccuMed and Difco Microbiology Systems, Inc., a Michigan corporation (the "Seller"), (capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement);

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         Section 1.       Usage.

                 1.1 References to Persons who are not parties hereto are also references to its permitted assigns and permitted successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be), and references to Persons who are parties hereto are also references to its permitted assigns and permitted successors in interest as provided in Section 11.

                 1.2 References to a document are to it as amended, waived and otherwise modified as of the time in question and references to a statute or other governmental rule are to it as amended and otherwise modified as of the time in question (and references to any provision thereof shall include references to any successor provision in effect as of the time in question).

                 1.3 References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

                 1.4 The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.





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                 1.5      The term "including" and correlative terms shall be
deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

                 1.6 The term "hereof" and similar terms refer to this Agreement as a whole.

                 1.7 References to the "parties" are to Difco and AccuMed, unless the context otherwise requires.

                 1.8 The date on which any notice or other writing is deemed given shall be determined pursuant to Section 7.

         Section 2.       Use of Difco Transition Services.

                 2.1      Transitional Services.   Difco or, at Difco's
election, an Affiliate of Difco, shall use commercially reasonable efforts to provide to AccuMed the transition services described on Schedule 2.1 during the respective periods set forth thereon as AccuMed may reasonably request in connection with the ESP Business. Notwithstanding anything to the contrary set forth in this Agreement, Difco's obligations to provide such transition services shall in all cases be subject to the availability of qualified employees to perform such services and Difco shall have no obligation to hire or replace employees to provide such services unless Difco shall have terminated the employment of employees who otherwise would have provided such services.

                 2.2      Payment for Services.    AccuMed shall pay Difco
compensation for the services described in Section 2.1 in accordance with the methods of calculation set forth on Schedule 2.1. Payment shall be due within 30 days following the date on which the applicable invoice is deemed given. If payment in full is not received when due, AccuMed agrees to pay a 1% per month service charge with respect to such unpaid amounts net of any amounts of account receivable then in possession of Difco for the account of AccuMed. All payments under this Section 2, Section 3 or otherwise under this Agreement shall be made by AccuMed in full without set off, counterclaim, defense or other reduction whatsoever.

         Section 3.       Lease of R&D Facilities; Use of Common Areas.

                 3.1      Lease of R&D Facilities.

                          (i)     The "AccuMed Space" means, collectively, each
of the areas described on Schedule 3.1 as the AccuMed Space, which is located at the facilities located on the first floor of the building at 1180 Ellsworth Road, Ann Arbor, Michigan 48108 (the "R&D Facility"). The "Common Areas" means, collectively, each of





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the areas described on Schedule 3.1 as Common Space, which is located at the R&D
Facility.

                          (ii)   Difco hereby leases to AccuMed and AccuMed
hires from Difco on the terms and conditions set forth herein (the "Lease"), the following rights, (1) exclusive (subject to the further terms and conditions hereof) use and enjoyment of the AccuMed Space, and (2) non-exclusive use and enjoyment of the Common Areas. The initial term of the Lease shall commence on the date hereof and shall continue until the six month anniversary of the date hereof or earlier termination in accordance with
Section 5 of this Agreement and shall continue thereafter until either party shall give notice of termination on not less than 90 days, prior written notice (which could include a termination effective as of the six month anniversary of the date hereof (the "Lease Term").

                          (iii) In consideration of the Lease, AccuMed shall
pay to Difco $10,084 (the "Lease Payments") on the first day of each month during the term of this Agreement, which amount shall be deemed to include all payments for electricity and other utilities used by AccuMed but shall not include telecommunications services (including telephone and facsimile). AccuMed shall arrange and pay for telecommunications services as it deems necessary or appropriate. A pro rated Lease Payment shall be made on the date hereof with respect to the month in which this Agreement is executed and delivered.

                 3.2 Title to R&D Facility; Right to Lease; Quiet Enjoyment. Difco represents to AccuMed that Difco is the fee owner of the R&D Facility and has full power and lawful authority to grant the Lease and the rights hereunder. Difco further covenants and warrants that during the Lease Term and as long as AccuMed is not in default beyond any applicable notice or cure period under the terms of this Lease, AccuMed shall have quiet and peaceful possession of the AccuMed Space and quiet and peaceful shared possession of the Common Areas and shall enjoy all of the rights herein granted
without interference by Difco or any of its Affiliates.   Difco further
represents that there are no tenants in the R&D Facility on the date hereof other than AccuMed.

                 3.3 The Common Areas shall at all times be subject to the exclusive control and management of Difco and shall further be subject to such rules and regulations reasonably adopted by Difco from time to time; provided that AccuMed shall receive written notice thereof. Difco reserves the right to make changes, additions, alterations, and improvements in and to the Common Areas, provided that there shall be no unreasonable obstruction of AccuMed's right of access to the AccuMed Space and no material impairment of AccuMed's use of the Common Areas.





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                 3.4      The AccuMed Space during the continuance of the Lease
will be used and occupied solely for the conduct of the ESP Business (as modified, expanded or otherwise adapted and developed by AccuMed from time to time). AccuMed agrees that (i) its use of the AccuMed Space (including the conduct of the ESP Business therein) will comply in all material respects with the laws or ordinances of the United States, the State of Michigan or the municipality in which the AccuMed Space is located, and (ii) AccuMed will not permit any Person to use the AccuMed Space or any part thereof for any use or purpose in violation of such laws and ordinances. AccuMed shall not use the AccuMed Space in any manner which would cause an increase in fire and extended coverage insurance premiums for the R&D Facility. Difco makes no representations or warranties as to any governmental zoning, licenses or permits which may be required for the conduct of AccuMed's business permitted in the AccuMed Space.

                 3.5 AccuMed shall not cause any Hazardous Substance (as defined below) to be used, stored, generated or disposed of on or in the R&D Facility by AccuMed's or AccuMed's agents, employees, contractors or invitees, without first obtaining Difco's written consent, such consent not to be unreasonably withheld. If AccuMed uses, stores, generates or disposes of any Hazardous Substances in the R&D Facility except as permitted above, or if the R&D Facility becomes contaminated (excepting preexisting Hazardous Substances or contamination, if any) in manner by AccuMed, AccuMed's agents, employees, contractors or invitees, AccuMed shall indemnify and hold harmless Difco from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the R&D Facility, damages due to loss or restriction of usable space, or any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, and reasonable, documented attorneys' fees, consultant and expert fees) arising during or after the Lease Term and arising as a result of such contamination. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local governmental agency or political subdivision. Without limitation of the foregoing, if AccuMed causes the presence of any Hazardous Substance on the R&D Facility and such results in contamination, AccuMed shall promptly, at its sole expense, take any and all reasonable actions to return the R&D Facility to the condition existing prior to the presence of any such Hazardous Substance on the R&D Facility. AccuMed shall first obtain Difco's approval for any such remedial action, which approval shall not be unreasonably withheld. "Hazardous Substance" means any substance which is toxic, ignitable, reactive, corrosive, or infectious materials and which is regulated by any local government having jurisdiction over the R&D Facility, the State of Michigan, or the United States





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government.  "Hazardous Substance" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law, including, but not limited to, the Michigan Medical Waste Regulatory Act, as amended, the Federal Medical Waste Tracking Act of 1988, as amended, and the Michigan Public Health Code, as amended. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls ("PCB's") and petroleum. Under no circumstances shall AccuMed be in any way liable for or responsible for Hazardous Substances or contamination if such Hazardous Substances or contamination were not brought, introduced, used or handled or otherwise placed in the AccuMed Space, the Common Areas or the R&D Facility by AccuMed or its agents, employees, contractors or invitees.

                 3.6 (i) AccuMed shall maintain and keep in full force and effect during the term of the Lease, general liability insurance, including blanket contractual coverage in the amount of $5,000,000 for personal injury or death resulting from one occurrence in the AccuMed Space and exterior and other Common Areas and the sum of $1,000,000 for property damage resulting from any one occurrence in the AccuMed Space and exterior or other Common Areas.
AccuMed shall deliver to Difco a certificate evidencing such coverage and naming Difco as an additional insured. Such insurance policy shall provide that no cancellation shall be effective without at least 30 days' prior written notice to Difco.

                 (ii) At all times during the Lease Term, AccuMed will carry and maintain, at AccuMed's expense, fire and extended coverage insurance covering all leasehold improvements in the AccuMed Space and all of Difco's equipment, trade fixtures, appliances, furniture, furnishings and personal property from time to time in, on or upon the AccuMed Space and insurance covering all plate glass located from time to time in, on or upon the AccuMed Space. This insurance will be in an amount not less than the full replacement cost without deduction for depreciation. This insurance will provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all-risk), boiler, flood and sprinkler leakage.

                 (iii) In the event of loss under any policy or policies provided by AccuMed to Difco under this Section 3.6, other than the liability policy, the insurance proceeds will be payable to Difco; thereafter, such proceeds, with the exception of the loss of rents insurance proceeds, will, be used for the expense of repairing or rebuilding the improvements which have been damaged or destroyed if Difco is reasonably satisfied that the amount of insurance proceeds are and will be at all times sufficient to pay for the completion of the repairs or rebuilding, and, if not in such manner as Difco





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deems appropriate; provided that, if Difco elects not to repair or rebuild such improvements, AccuMed shall have the right to terminate this Lease immediately without further obligation to Difco.

                 (iv) AccuMed hereby waives any and all rights of recovery against Difco for any loss or damage caused by fire or any of the risks covered by standard fire and extended coverage, vandalism and malicious mischief insurance policies.

                 (v) If AccuMed fails to provide all or any of the insurance required to be provided by it pursuant to this Section 3.6, Difco may (but shall not be required to) procure or renew such insurance, and any amounts paid for such insurance shall be reimbursed by AccuMed within 15 business days following the date on which demand therefor is deemed given to AccuMed by Difco.

                 3.7 (i) AccuMed agrees at its own expense to keep the AccuMed Space including all structural, electrical, mechanical and plumbing systems that service the AccuMed Space only, at all times in good order and repair (including any necessary replacements made necessary by the acts or omissions of AccuMed) except for normal wear and tear, unless the need for repairs is caused by the gross negligent acts or omissions of Difco. Difco shall maintain and keep in good repair the roof and outer walls of the R&D Facility as well as structural, electrical, mechanical and plumbing systems that service the Common Areas or the entire R&D Facility, unless the need for repairs is caused by the acts or omissions of AccuMed.

                 (ii) Notwithstanding any other provision of the Lease, from and after the date AccuMed takes occupancy of the AccuMed Space, any repairs, additions or alterations to the AccuMed Space or any of its systems that service the AccuMed Space only (e.g., plumbing, electrical, mechanical) structural or non-structural, which are required by any law, statute, ordinance, rule, regulation or governmental authority or insurance carrier, including, without limitation, OSHA, will be the obligation of AccuMed (provided that any such repairs, additions or alterations must be approved by Difco in advance and, if requested by Difco, shall be performed by such contractors as Difco shall approve with all costs and expense paid by AccuMed). Difco, at its cost and expense, shall be responsible for any non-conformance existing prior to the date AccuMed takes occupancy of the AccuMed Space.

                 (iii) AccuMed acknowledges that it has examined the AccuMed Space prior to the making of this Lease, that no representations or warranties as to the condition or the state of repairs thereof have been made by Difco which are not expressly set forth herein, and that AccuMed hereby accepts the AccuMed Space in its present condition at the date of this Agreement.





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                 3.8      The parties agree that AccuMed will not make any
alterations, additions, or improvements to the AccuMed Space without the written consent of Difco, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements made by either of the parties hereto on the AccuMed Space will be the property of Difco and will remain on and be surrendered with the AccuMed Space at the termination of the Lease, except that alterations, additions or improvements made by AccuMed must be removed and the AccuMed Space restored by AccuMed if so requested by Difco.

                 3.9 AccuMed will keep the AccuMed Space free of liens of any sort and will hold Difco harmless from any liens which may be placed on the AccuMed Space except those attributable to the acts of Difco.

                 3.10 AccuMed agrees to permit Difco and the authorized representatives of Difco to enter the AccuMed Space at all reasonable times upon reasonable prior notice for the purpose of inspecting the same, and further agrees that Difco and its authorized representatives shall have the right to enter the AccuMed Space at any time in the event of an emergency.

                 3.11 At the expiration (or earlier termination) of the Lease Term, AccuMed will surrender the AccuMed Space broom clean and free of all contaminants (viral, bacterial and others) and Hazardous Substance if the same were brought, introduced, used, handled or otherwise placed in the AccuMed Space, the Common areas or R&D Facility by AccuMed or its agents, employees, contractors or invitees and in as good condition and repair as it was at the time AccuMed took possession, reasonable wear and tear excepted, and promptly upon surrender will deliver all keys and building security cards for the R&D Facility to Difco at the place then fixed for payment of Lease Payments. All costs and expenses incurred by Difco in connection with repairing or restoring the AccuMed Space to the condition in which it was received from Difco together with the costs, if any, of removing from the AccuMed Space any property of AccuMed left therein, shall be invoiced to AccuMed and shall be payable as additional rent within 15 business days after the related invoice is deemed given.

                 3.12 AccuMed at its expense will pay, defend, fully indemnify and save Difco and the Difco Related Parties, harmless from any Loss (as hereinafter defined) to or for any Person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the AccuMed Space, the use or misuse thereof by AccuMed or any other Person, the acts or omissions of AccuMed, its licensees, servants, agents, employees or contractors or invitees, the failure of AccuMed to comply with any provision of this





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Agreement, or any event on the AccuMed Space, whatever the cause; provided, however, that nothing herein shall be construed to require AccuMed to indemnify against Difco's gross negligence or intentional misconduct.

         Section 4.       Confidentiality

                 4.1      Definitions.

                          (i)  "AccuMed's Technical Information" means all
material know-how, Trade Secrets, patents, processes, drawings, data, specifications, formulas, recipes, test methods, or documentation setting forth the design, assembly, tests or operation relating to intellectual property assets, all for which AccuMed holds an ownership interest, including the Purchased Assets.

                          (ii) "Difco's Technical Information" means all
material know-how, Trade Secrets, patents, processes, drawings, data, specifications, formulas, recipes, test methods, or documentation setting forth the design, assembly, tests or operation relating to intellectual property assets, all for which DIFCO holds an ownership interest.

                          (iii) "Know-How" shall mean Technical Information
held in confidence by the owner of such Technical Information.

                          (iv)    "Trade Secrets" shall mean Technical
Information of value and secret, meaning the owner of such Technical Information regards it as secret and has taken measures to prevent the Technical Information from becoming available to Persons other than those selected by the owner for a limited purpose, including marking tangible or written forms thereof as of "Confidential-Trade Secret."

                 4.2 Obligations to Maintain Confidentiality. AccuMed and Difco each agree that the Know-How and/or Trade Secrets owned by the other party is confidential, and in that regard each agree to:

                          (i) exercise its best efforts not to acquire, come
into possession of, or assimilate the other's Know-How and/or Trade Secrets in any manner not in accordance with the terms of this Agreement;

                          (ii) exercise the same degree of care it uses for its
own confidential information to avoid publishing or otherwise revealing the other's Know-How and/or Trade Secrets to third





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parties without the prior express written permission of the party who owns the
Know-How and/or Trade Secrets to be revealed;

                          (iii) treat the other's Know-How and/or Trade Secrets
in accordance with the highest standards used by it for its own most sensitive information, whether such Know-How is acquired inadvertently or pursuant to or in violation of the terms of this Agreement;

                          (iv) disclose or make available the other's Know-How
and/or Trade Secrets only to employees on a so-called "need-to-know" basis, and only to the extent required to permit each party the full benefits of the terms and provisions hereof;

                          (v) to the extent reasonably practicable,
appropriately identify and mark all reproductions, copies, extracts or the like of any documents containing the other's Know-How and/or Trade Secrets as the "Property of" such other party and as "Confidential," or "Confidential Trade Secret", as the case may be, before distributing the same to its officers, employees, or, if expressly permitted hereunder, to others; and

                          (vi) notify the other party immediately upon receipt
of any demand or request by a court or other governmental body for access to or disclosure of any Know-How and/or Trade Secrets owned by the other party, and shall take all steps and actions reasonably necessary to prevent such disclosure and shall cooperate with and support the actions of the other, at the other's expense, to appear and object to such request or demand for access or disclosure.

                 4.3 Relief of Obligations. Each party shall be relieved of its obligations in Section 4.2, to the extent that such party is compelled to disclose by judicial or administrative process or by other requirements of law, (provided that it has given notice thereof to the other as soon as practicable), and to the extent that such information can be shown to have been
(i) in the public domain through no fault of such party or any Affiliate thereof, (ii) later lawfully acquired by Difco or any such Affiliate, as the case may be, from a third-party, or (iii) or independently developed by such third-party as of the date such third-party acquires, or is acquired by, Difco or any of its Affiliates. Each party shall also be relieved of its obligation pursuant to Section 4.2 to the extent that such party and any such Affiliate may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement





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so long as such Persons are informed by such Party or such Affiliate, as the case may be, of the confidential nature of such information and are directed by such party or such Affiliate, as the case may be, to treat such information confidentially. The obligation of a party and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

                 4.4 Injunctive Relief. Each of the parties acknowledges that in the event of a breach by any of them of any provision of this Section 4, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled. Notwithstanding Section 8, if an aggrieved party seeks specific performance or any other extraordinary or provisional relief including, but not limited to, injunctive relief pursuant to this
Section 4.4, then any such action shall not be subject to arbitration.   Each
of the parties agrees to submit to the non-exclusive jurisdiction of the federal and/or state court located in the State of Michigan and waives any and all objections to jurisdiction and venue that it may have under the laws or court rules of any state, the United States or court.

                 4.5 Employee Confidentiality Agreements. Difco agrees, except in an emergency, to use reasonable efforts (without, however, any obligation to provide any special compensation or benefits) to obtain from each officer and employee having access to the AccuMed Trade Secrets, Know How and any other confidential and non-public information an agreement substantially in the form of Exhibit A whereby such Person agrees to hold in confidence any such information of AccuMed or any of its Affiliates of which such Person becomes aware while in the R&D Facility or performing services hereunder or otherwise. AccuMed agrees to use reasonable efforts (without, however, any obligation to provide any special compensation or benefits) to obtain, except in the case of an emergency, from each officer and employee), having access to the AccuMed Space and/or Common Areas, an agreement substantially in the form of Exhibit A whereby such Person agrees to hold in confidence any Know-How, Trade Secrets and other confidential non-public information of Difco or any of its Affiliates of which such





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Person becomes aware while in the R&D Facility or otherwise.  Each of AccuMed and Difco agrees to use reasonable efforts to maintain a permanent list identifying all such Persons having access to the Know-How of the other party, which list, together with the signed agreements, shall be available upon reasonable notice.

                 4.6 Return of Know-How. Upon termination of this Agreement, each party agrees to return all Know-How and/or Trade Secrets owned by the other party, including any reproductions, copies and extracts or the like, or an officer of the party in possession shall certify in writing as to their destruction.

                 4.7      Continuing Obligations.

                 (i) Difco's obligations pursuant to Section 4.2 shall continue for a period of two years beyond the term of this Agreement.

                 (ii) AccuMed's obligations pursuant to Section 4.2 shall continue for a period of two years beyond the term of this Agreement.

         Section 5.  Term; Renewal; Termination.

                 5.1 Term. The term of this Agreement shall be 6 months from the date hereof, unless earlier terminated in accordance with the terms hereof.

                 5.2 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time:

                          (i)     by the mutual written consent of AccuMed and
Difco;

                          (ii)    by AccuMed in the event of any material
breach by Difco of any of Difco's agreements, representations, warranties or covenants contained herein and the failure of Difco to cure such breach within 30 days after the date on which notice from AccuMed requesting such breach to be cured is deemed delivered;

                          (iii) by Difco in the event of any material breach by
AccuMed of any of AccuMed's agreements, representations,





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warranties or covenants contained herein and the failure of AccuMed to cure such breach within 30 days after the date on which notice from Difco requesting such breach to be cured is deemed delivered; or

                          (vi) by Difco or AccuMed in the event that any
petition in bankruptcy is filed by or against the other and remains undismissed for 60 days, provided that if applicable law allows the trustee in bankruptcy or such party to affirm this Agreement and perform the other party's obligations hereunder, then said trustee or such other party shall cure all outstanding defaults within the period determined by the bankruptcy court and provide such other party such adequate assurances as may be necessary to ensure the other party's continued performance under this Agreement.

         Section 6. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF MICHIGAN, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         Section 7. Notices. All notices given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next business day delivery to the relevant address specified below. Except as otherwise provided in this Agreement, each such notice shall be deemed given: at the time delivered by hand, if personally delivered or mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

                 If to AccuMed, to:

                 AccuMed International, Inc.
                 900 North Franklin Street, Suite 401
                 Chicago, Illinois 60610
                 Attention:  Mr. Peter P. Gombrich
                             Chief Executive Officer

                 Telecopy No.: (312) 642-3101
                 Confirmation No.: (312) 642-9200

                 with a copy to:





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                 AccuMed International, Inc.
                 1500 - 7th Avenue
                 Sacramento, California
                 Attention:  Ms. Joyce Wallach
                             General Counsel

                 Telecopy No.:  (916) 443-6850
                 Confirmation No.:  (916) 443-6800

                 If to Difco, to:

                 Difco Laboratories Incorporated
                 17197 N. Laurel Park, Suite 400
                 Livonia, Michigan 48152
                 Attention:  Mr. Kenneth A. Lawton
                             Executive Vice President Finance and Operations


                 Telecopy No.: (313) 462-8528
                 Confirmation No.: (313) 462-8562

                 with a copy to:

                 Miller, Canfield, Paddock and Stone, P.L.C.
                 1400 North Woodward Avenue
                 Bloomfield Hills, Michigan 48304
                 Attention:  Mr. Thomas G. Appleman

                 Telecopy No.: (810) 258-3036
                 Confirmation No.: (810) 258-3009

or to such other address as such party may indicate by a notice delivered to the other party hereto.

         Section 8. Arbitration. Difco and AccuMed agree that any claim, controversy or dispute arising out of or relating to this Agreement, except as otherwise provided in Section 4.4, the interpretation of any of the provisions hereof and thereof, or the





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action or inaction of any party shall be submitted to neutral, binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any successor thereto) and the Federal Arbitration Act, 9 U.S.C.A. sections 1-14 shall apply. Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Livonia, Michigan (or such other location in the State of Michigan as the Parties shall agree).

         Section 9. Exculpation and Indemnification. None of Difco nor any of its officers, directors, employees, agents, invitees, affiliates, successors or assigns (the "Difco Related Parties") shall be liable to AccuMed or any of its officers, directors, employees, agents, invitees, affiliates, successors or assigns (the "AccuMed Related Parties") with respect to any losses, costs, liabilities, settlement payments, awards, judgments, fines, penalties, damages (including compensatory, consequential, incidental, special, punitive and exemplary), expenses, or other charges (including reasonable attorney's fees) ("Losses"), and AccuMed (on behalf of itself and the AccuMed Related Parties) hereby waives and agrees to not make any claim against any of Difco or the Difco Related Parties therefor, and to pay, fully indemnify, defend and hold harmless Difco and the Difco Related Parties from any such Losses resulting from, arising out of or related to the performance of any of the services provided or required to be provided by Difco under this Agreement, except only for Losses arising out of the gross negligence or willful misconduct of Difco. AccuMed and, subject to the foregoing, Difco shall pay, fully indemnify, defend and hold each other harmless with respect to any Losses (but excluding any consequential, incidental, special, punitive and exemplary damages) arising out of either party's violation of, or failure to comply with, any material provision of this Agreement and, in addition, AccuMed shall pay, fully indemnify and hold Difco and the Difco Related Parties harmless from any Losses arising out of any claims made by AccuMed employees housed in the AccuMed Space except for Losses arising out of the gross negligence or willful misconduct of Difco.

         Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. AccuMed may not assign this Agreement without the written consent of Difco. Difco may assign this Agreement to any of its Affiliates or to any Person acquiring all or substantially all of its assets provided that any such assignee shall first deliver to AccuMed an agreement pursuant to which the assignee assumes all of Difco's obligations under this





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


Agreement and agrees to be bound by all terms and conditions of this Agreement and the assignor shall notwithstanding any such assignment remain liable for all of its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 6 any right, remedy or claim under or by reason of this Agreement, except that Section 3.12 and Section 9 shall also be for the benefit of, and enforceable by, the Difco Related Parties.

         Section 11. Entire Agreement. This Agreement and the Exhibits and Schedules hereto together with the Asset Purchase Agreement and the Ancillary Agreements contain the entire understanding of the parties with regard to the subject matter contained herein and therein, and supersede all prior agreements and understandings between the parties including expressly the Offer Term Sheet dated as of November 25, 1996 and except for the Confidentiality Agreement dated November 8, 1996, as amended January 7, 1997, between AccuMed and Difco. Any actions taken by Difco or its Affiliates under any of the Ancillary Agreements shall not constitute a breach or default under this Agreement.

         Section 12. Amendments. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties.

         Section 13. Interpretation. Section headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits hereto shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

         Section 14. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         Section 15. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable, in which case the parties will negotiate in good faith to enter into appropriate amendments hereto.

         Section 16. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, and all of which taken together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Difco and AccuMed.

         Section 17.  Force Majeure.

                 (i) If either party to this Agreement is totally or partially prevented or delayed in the performance of any of its obligations under this Agreement by force majeure and if such party gives written notice thereof to the other party specifying the matters constituting force majeure together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay shall be excused from the performance as from the date of such notice for so long as such cause or delay shall continue.

                 (ii) For the purpose of this Agreement, the term "force majeure" shall be deemed to include any cause affecting the performance of this Agreement arising from or attributable to acts, events, omissions or accidents beyond the reasonable control of the party to perform and in particular but without limiting the generality thereof shall include strikes, lock-outs or other industrial action, civil commotion, riot, invasion, war, threat of or preparation for war, fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster, impossibility of the use of railways, shipping, aircraft, motor transport, or other means of public or private transport, accidents, delays in providing materials (in each case other than as a result of a breach or defaults by such Party or an Affiliate thereof), shortages in fuel or other materials, breakdowns of equipment, acts, demands or requirements of any federal, state or local governmental authority.

                 (iii) As soon as practicable after such notification the parties shall consult together to decide how if at all the effects of the force majeure can be mitigated.

         Section 18. Relationship of Parties. The relationship of AccuMed and Difco shall be solely that of licensor and licensee or lessee and lessor, as the case may be. Except as otherwise provided herein, nothing contained herein shall be construed to





                                       16
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imply a joint venture or other principal and agent relationship between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied on behalf of the other.

         Section 19. Difco Extraordinary Transaction. Nothing in this Agreement is intended to, nor shall, restrict, limit or prevent in any fashion the ability of Difco to consummate any merger, sale of assets or other business combination transaction and no covenants of Difco or any covenants imposed on any Affiliate of Difco hereunder, if any, shall bind or apply to any acquiror or its Affiliates or assets solely by virtue of this Agreement, except only those imposing obligations of confidentiality.

        [The remainder of this page has been left blank intentionally.]





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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        ACCUMED INTERNATIONAL, INC.


                                        By: /s/ Michael D. Burke
                                            -----------------------------------
                                            Michael D. Burke
                                            President, Microbiology
                                            Division



                                        DIFCO LABORATORIES INCORPORATED


                                        By: /s/ William B. Burnett
                                            -----------------------------------
                                            William B. Burnett
                                            President





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